================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            PS GROUP HOLDINGS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            N E W S  R E L E A S E

                       [LETTERHEAD OF PS GROUP HOLDINGS]

PS GROUP HOLDINGS, INC. REPORTS NET INCOME FOR THE FIRST QUARTER OF 1997

     SAN DIEGO, CA, MAY 5, 1997 - PS Group Holdings, Inc. (PSGH) reported net income for the first quarter of 1997 of $1,008,000 - $.17 per share - compared to net income of $871,000 - $.14 per share - for 1996's first quarter. 1996 results were negatively affected by net expenses of $71,000 - $.01 per share - from San Francisco International Airport (SFO) pipeline removal costs and expenses related to the holding company reorganization (approved by shareholders on June 5, 1996) which were partially offset by additional income from the settlement of Pan Am's bankruptcy and the sale of Pan Am 747 engine parts.

     PSGH's aircraft leasing subsidiary recorded improved results in the first quarter of 1997 compared to 1996's first quarter, which was positively impacted by the Pan Am income net of the holding company expenses mentioned above. Statex Petroleum, Inc., PSGH's oil and gas production subsidiary, recorded net income in the first quarter of 1997 that was almost double 1996's first quarter. This was due principally to higher oil and gas prices. PS Trading, Inc. (PST), PSGH's fuel distribution subsidiary, recorded a small operating profit and a small net loss on higher revenues in the first quarter of 1997 compared to a small net income in 1996's first quarter, which was reduced by the SFO pipeline removal expenses mentioned above. 1997 PST results were negatively impacted by falling fuel prices which continued to decline in April and early May of 1997.

PSGH Common Stock Transfer Restrictions
---------------------------------------

Effective with the holding company reorganization on June 5, 1996, certain restrictions were imposed on the transfer of common shares of PSGH. In general, and subject to an exemption for certain dispositions of shares by persons who were "pre-existing 5% shareholders" (as defined in PSGH's Restated Certificate of Incorporation) on June 5, 1996, the transfer restrictions prohibit, without prior approval of the Board of Directors, the direct or indirect disposition or acquisition of any stock of PSGH by or to any holder who owns, or would, as a result thereof, own (either directly or through the tax attribution rules) 5% or more of the stock upon such acquisition. These restrictions have been imposed in order to help preserve PSGH's substantial net operating loss and investment tax credit carry forwards and other tax benefits by decreasing the risk of an "ownership change" for federal income tax purposes.

                            PS GROUP HOLDINGS, INC.
                      CONSOLIDATED SUMMARY OF OPERATIONS
                    (in thousands except per share amounts)
                                  (Unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                        ------------------
                                                          1997      1996
                                                        --------  --------
Revenues.............................................  $ 66,727  $  50,117
Costs and expenses...................................    64,943     48,627
                                                        -------   --------
Income before taxes..................................     1,784      1,490
Provisions for taxes.................................       776        619
                                                        -------   --------
Net income...........................................  $  1,008  $     871
                                                        =======   ========

Net income per share.................................  $    .17  $     .14
                                                        =======   ========

Shares used in determining net income per share......     6,068      6,068
                                                        =======   ========









                                      ###









      CONTACT: LAWRENCE A. GUSKE, PS GROUP HOLDINGS, INC., (619) 642-2982

                                      -2-